Exhibit 99.1

Theravance Biopharma, Inc. Reports Second Quarter 2025
Financial Results and Provides Corporate Update

•	YUPELRI® (revefenacin) net sales of $66.3 million, recognized by Viatris, increased 22% year-over-year[1]

•	Pivotal Phase 3 CYPRESS study enrollment on track to complete by late summer

•	Completed sale of TRELEGY ELLIPTA royalty interest to GSK for $225 million

•	TRELEGY year-to-date sales on track to trigger $50 million milestone in 2025

•	Strong balance sheet with $339 million in cash and no debt

DUBLIN, IRELAND – AUGUST 12, 2025 – Theravance Biopharma, Inc. (“Theravance Biopharma” or the “Company”) (NASDAQ: TBPH) today reported financial and operational results for the second quarter of 2025.

“Strong execution across our business defined the second quarter, driven by commercial growth, disciplined operations, and continued progress on ampreloxetine. YUPELRI posted another strong quarter in the U.S., and its recent approval in China triggered a $7.5 million milestone payment. With the completion of the strategic monetization of our TRELEGY royalty interest, which brought in $225 million, these accomplishments have meaningfully strengthened our business,” said Rick E Winningham, Chief Executive Officer of Theravance Biopharma. “We enter the second half of 2025 with momentum and a clear focus on ampreloxetine. We remain on track for completing the enrollment in our pivotal Phase 3 CYPRESS study in late summer, and continue to prepare for reporting top-line data approximately six months later.”

Second Quarter Operational Highlights:

YUPELRI® (revefenacin) inhalation solution, the first and only once-daily, nebulized LAMA (long-acting muscarinic antagonist) bronchodilator approved in the US for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD):

•	Achieved total U.S. net sales of $66.3 million in Q2 2025, increasing 22% year-over-year (Q2 2025 vs Q2 2024).[1]

•	Grew customer demand 4% for the quarter (Q2 2025 vs Q2 2024).[2]

•	Net sales benefited from continued improvement to net pricing and a one-time favorable adjustment to net price. Excluding the one-time adjustment, year-over-year net sales growth would have been in the mid-teens.

•	Increased doses pulled through the hospital channel by 31% year-over-year (Q2 2025 vs Q2 2024), reflecting another quarter of strong momentum.[3]

•	Earned $7.5 million milestone payment from Viatris in Q2 2025 for YUPELRI approval in China.

1 In the US, Viatris is leading the commercialization of YUPELRI, and the Company co-promotes the product under a profit and loss sharing arrangement (65% to Viatris; 35% to the Company).

2 Source: Viatris Customer Demand (Q2’25).

3 Source: IQVIA DDD, HDS, VA and Non-Reporting Hospital through Jun ’25.

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Ampreloxetine, an investigational, once-daily, selective norepinephrine reuptake inhibitor in development for the treatment of symptomatic neurogenic orthostatic hypotension (nOH) in patients with multiple system atrophy (MSA):

•	Pivotal Phase 3 CYPRESS study enrollment nearing completion with final patient expected to be enrolled by late summer; top-line data anticipated approximately six months later.

•	Advancing pre-launch activities across medical affairs and commercial functions in preparation for the potential approval of ampreloxetine, a once-daily therapy aiming to transform treatment for symptomatic nOH in patients with MSA.

TRELEGY

GSK posted second quarter 2025 global net sales of approximately $1.1 billion (up 4% vs. the second quarter of 2024) and year-to-date net sales of approximately $2.0 billion (up 8% vs. 2024 year-to-date):

•	Currently on track to exceed full year (FY) 2025 global net sales of ~$3.4 billion (representing minus 1% growth vs. 2024) required to trigger $50M milestone from Royalty Pharma.

•	FY 2026 global net sales of ~$3.5 billion (representing 2% growth vs. 2024) required to trigger $100M milestone from Royalty Pharma.

Sale of Remaining Royalty Interest in Trelegy Ellipta to GSK:

•	One-time cash payment of $225 million received in late Q2 2025.

•	This transaction represents the first outcome of the ongoing efforts of the Strategic Review Committee of the Board of Directors. Theravance Biopharma announced on November 12, 2024, that the Board of Directors had formed the Committee, composed entirely of independent directors, to assess all strategic alternatives available to the Company.

•	The Company remains focused on disciplined capital allocation and returning excess cash to shareholders. The Committee will continue to evaluate a range of alternatives to further enhance shareholder value, though there can be no assurance that additional transactions will occur.

Second quarter Financial Results:

•	Revenue: Total revenue for the second quarter of 2025 was $26.2 million, consisting of $18.7 million of Viatris collaboration revenue and $7.5 million of licensing revenue from YUPELRI’s regulatory approval in China. Viatris collaboration revenue increased by $4.4 million, or 31%, in the second quarter compared to the same period in 2024. The Viatris collaboration revenue represents amounts receivable from Viatris and comprises the Company’s 35% share of net sales of YUPELRI, as well as its proportionate amount of the total shared commercial costs incurred by the two companies. The non-shared YUPELRI costs incurred by Theravance Biopharma are recorded within operating expenses. While Viatris records the total net sales of YUPELRI within its financial statements, Theravance Biopharma’s implied 35% share of net sales of YUPELRI for the second quarter of 2025 was $23.2 million which represented a 22% increase compared to the same period in 2024.

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•	Research and Development (R&D) Expenses: R&D expenses for the second quarter of 2025 were $10.5 million, compared to $10.0 million in the same period in 2024. Second quarter R&D expenses included total non-cash share-based compensation of $1.0 million.

•	Selling, General and Administrative (SG&A) Expenses: SG&A expenses for the second quarter of 2025 were $18.4 million, compared to $17.1 million in the same period in 2024. Second quarter SG&A expenses included total non-cash share-based compensation of $3.5 million.

•	Share-Based Compensation: Share-based compensation expenses for the second quarter of 2025 were $4.5 million, compared to $5.4 million in the same period in 2024. Share-based compensation expenses consisted of $1.0 million for R&D and $3.5 million for SG&A in the second quarter of 2025, compared to $1.2 million and $4.2 million, respectively, in the same period in 2024.

•	Net Gain on Realized Contingent Milestone and Royalty Assets: Net gain on contingent milestone and royalty assets (representing the sale of our remaining interest in TRELEGY royalties) was $75.1 million. The net gain was based on sales proceeds of $225.0 million less our carrying value of TRELEGY’s contingent milestone and royalty assets of $144.2 million and less transaction costs of $5.7 million.

•	Income Taxes: Income tax expense for the second quarter of 2025 was $18.4 million, compared to $1.3 million in the same period in 2024. The increase was driven by the net gain on contingent milestone and royalty assets arising from the sale of our remaining interest in TRELEGY royalties.

•	Net Income (Loss) and Non-GAAP Net Loss from Operations[4]: Net income was $54.8 million in the second quarter of 2025 compared to a net loss of $16.5 million in the same period in 2024. Non-GAAP net loss from operations was $4.2 million in the second quarter 2025 compared to a non-GAAP net loss from operations of $6.3 million in the same period in 2024. See the section titled "Non-GAAP Financial Measures" for more information.

•	Cash Position: Cash, cash equivalents and marketable securities totaled $338.8 million as of June 30, 2025.

4 Non-GAAP profit (loss) consists of GAAP net income (loss) before taxes less (i) share-based compensation expense, (ii) non-cash interest expense, (iii) non-cash impairment expense; and (iv) non-recurring revenue and income items. See the section titled "Non-GAAP Financial Measures" for more information.

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2025 Financial Guidance:

•	Operating Expenses (excluding share-based compensation): The Company continues to expect full year 2025 R&D expenses of $32 million to $38 million and SG&A expenses of $50 million to $60 million, in each case excluding share-based compensation.

•	Share-Based Compensation: The Company continues to expect full year share-based compensation expenses of $18 million to $20 million.

•	Non-GAAP Net Income (Loss) from Operations and Cash Burn[4]: The Company continues to expect 2025 levels of Non-GAAP Net Income (Loss) from Operations and Cash Burn in 2025 to be similar to levels incurred in 2024. Both Non-GAAP Net Income (Loss) from Operations and Cash Burn guidance metrics exclude one-time, non-recurring Revenue and Income items incurred throughout 2025.

Conference Call and Live Webcast Today at 5:00 pm ET

Theravance Biopharma will hold a conference call and live webcast accompanied by slides today at 5:00 pm ET / 2:00 pm PT / 9:00 pm GMT. To participate in the live call by telephone, please pre-register here. Those interested in listening to the conference call live via the internet may do so by clicking here or visiting the Events and Presentation page under the Investors Section on Theravance Biopharma’s website.

A replay of the webcast will be available on Theravance Biopharma’s website for 30 days through September 11, 2025.

About Ampreloxetine

Ampreloxetine, an investigational, once-daily, selective norepinephrine reuptake inhibitor in development for the treatment of symptomatic neurogenic orthostatic hypotension (nOH) in patients with multiple system atrophy (MSA). The unique benefits of ampreloxetine treatment reported in MSA patients from Study 0170 included an increase in norepinephrine levels, a favorable impact on blood pressure, clinically meaningful and durable symptom improvement, and no signal for worsening of supine hypertension. In the US, the Company has been granted an Orphan Drug Designation for ampreloxetine for the treatment of symptomatic nOH in patients with MSA and, if results from the ongoing Phase 3 CYPRESS study are supportive, plans to file an NDA for full approval in this indication.

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About CYPRESS (Study 0197), a Phase 3 Study

Study 0197 (NCT05696717) is currently enrolling. This is a registrational Phase 3, multi-center, randomized withdrawal study to evaluate the efficacy and durability of ampreloxetine in participants with MSA and symptomatic nOH after 20 weeks of treatment; the primary endpoint of the study is change in the Orthostatic Hypotension Symptom Assessment (OHSA) composite score. The Study includes four periods: screening, open label (12-week period, participants will receive a single daily 10 mg dose of ampreloxetine), randomized withdrawal (eight-week period, double-blind, placebo-controlled, participants will receive a single daily 10 mg dose of placebo or ampreloxetine), and a long-term treatment extension. Secondary outcome measures include change from baseline in Orthostatic Hypotension Daily Activity Scale (OHDAS) item 1 (activities that require standing for a short time) and item 3 (activities that require walking for a short time).

About Multiple System Atrophy (MSA) and Symptomatic Neurogenic Orthostatic Hypotension (nOH)

MSA is a progressive brain disorder that affects movement and balance and disrupts the function of the autonomic nervous system. The autonomic nervous system controls body functions that are mostly involuntary. One of the most frequent autonomic symptoms associated with MSA is a sudden drop in blood pressure upon standing (nOH).5 There are approximately 50,000 MSA patients in the US6 and 70-90% of MSA patients experience nOH symptoms.7 Despite available therapies, many MSA patients remain symptomatic with nOH.

Neurogenic orthostatic hypotension (nOH) is a rare disorder defined as a fall in systolic blood pressure of  ≥ 20 mm Hg or diastolic blood pressure of ≥ 10 mm Hg, within 3 minutes of standing. Severely affected patients are unable to stand for more than a few seconds because of their decrease in blood pressure, leading to cerebral hypoperfusion and syncope. A debilitating condition, nOH results in a range of symptoms including dizziness, lightheadedness, fainting, fatigue, blurry vision, weakness, trouble concentrating, and head and neck pain.

About Theravance Biopharma

Theravance Biopharma, Inc.’s focus is to deliver Medicines that Make a Difference® in people’s lives. In pursuit of its purpose, Theravance Biopharma leverages decades of expertise, which has led to the development of FDA-approved YUPELRI® (revefenacin) inhalation solution indicated for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD). Ampreloxetine, its late-stage investigational once-daily norepinephrine reuptake inhibitor in development for symptomatic neurogenic orthostatic hypotension (nOH) in patients with Multiple System Atrophy (MSA), has the potential to be a first in class therapy effective in treating a constellation of cardinal symptoms in MSA patients. The Company is committed to creating/driving shareholder value.

5 https://medlineplus.gov/genetics/condition/multiple-system-atrophy/

6 UCSD Neurological Institute (25K-75K, with ~10K new cases per year); NIH National Institute of Neurological Disorders and Stroke (15K-50K).

7 Delveinsight MSA Market Forecast (2023); Symptoms associated with orthostatic hypotension in pure autonomic failure and multiple systems atrophy, CJ Mathias (1999).

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For more information, please visit www.theravance.com.

THERAVANCE BIOPHARMA®, THERAVANCE® and the Cross/Star logo are registered trademarks of the Theravance Biopharma group of companies (in the U.S. and certain other countries).

YUPELRI® is a registered trademark of Viatris Specialty LLC. Trademarks, trade names or service marks of other companies appearing on this press release are the property of their respective owners.

Forward-Looking Statements

This press release will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, expectations and future events. Theravance Biopharma, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to: the Company’s expectations regarding its future profitability, expenses and uses of cash, the Company’s goals, designs, strategies, plans and objectives, future growth of YUPELRI sales, future milestone or royalty payments, the ability to provide value to shareholders, the Company’s regulatory strategies and timing of clinical studies, the safety, efficacy or differentiation of our investigational therapy, the status of patent infringement litigation initiated by the Company and its partner against certain generic companies in federal district courts; , and expectations around the use of OHSA scores as endpoints for clinical trials. These statements are based on the current estimates and assumptions of the management of Theravance Biopharma as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance Biopharma to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: factors that could increase the Company’s cash requirements or expenses beyond its expectations and any factors that could adversely affect its profitability, whether the milestone thresholds can be achieved, delays or difficulties in commencing, enrolling or completing clinical studies, the potential that results from clinical or non-clinical studies indicate the Company’s product candidates or product are unsafe, ineffective or not differentiated, risks of decisions from regulatory authorities that are unfavorable to the Company, dependence on third parties to conduct clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, risks of collaborating with or relying on third parties to discover, develop, manufacture and commercialize products, and risks associated with establishing and maintaining sales, marketing and distribution capabilities with appropriate technical expertise and supporting infrastructure, the ability of the Company to protect and to enforce its intellectual property rights, volatility and fluctuations in the trading price and volume of the Company’s shares, and general economic and market conditions. Other risks affecting the Company are in the Company’s Form 10-Q filed with the SEC on May 12, 2025, and other periodic reports filed with the SEC. In addition to the risks described above and in Theravance Biopharma's filings with the SEC, other unknown or unpredictable factors also could affect Theravance Biopharma’s results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance Biopharma assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

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Non-GAAP Financial Measures

Theravance Biopharma provides a non-GAAP profitability target and a non-GAAP metric in this press release. Theravance Biopharma believes that the non-GAAP profitability target and non-GAAP net income (loss) provide meaningful information to assist investors in assessing prospects for future performance and actual performance as they provide better metrics for analyzing the performance of its business by excluding items that may not be indicative of core operating results and the Company's cash position. Because non-GAAP financial targets and metrics, such as non-GAAP profitability and non-GAAP net loss, are not standardized, it may not be possible to compare these measures with other companies' non-GAAP targets or measures having the same or a similar name. Thus, Theravance Biopharma's non-GAAP measures should be considered in addition to, not as a substitute for, or in isolation from, the Company's actual GAAP results and other targets.

Please see the appendix attached to this press release for a reconciliation of non-GAAP net loss to its corresponding measure, net income (loss). A reconciliation of non-GAAP net loss to its corresponding GAAP measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future.

Contact:

investor.relations@theravance.com

650-808-4045

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THERAVANCE BIOPHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2025	2024
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents and short-term marketable securities	$338,804	$88,350
Receivables from collaborative arrangements	21,919	18,440
Receivables from milestone and royalty assets	-	50,000
Other prepaid and current assets	5,571	4,277
Total current assets	366,294	161,067
Property and equipment, net	6,641	7,418
Operating lease assets	26,493	28,354
Future contingent milestone and royalty assets	-	144,200
Restricted cash	836	836
Other assets	25,771	12,286
Total assets	$426,035	$354,161

Liabilities and Shareholders' Equity
Income tax payable	$26,696	$5,853
Other current liabilities	27,937	26,232
Total current liabilities	54,633	32,085
Long-term operating lease liabilities	35,561	39,108
Future royalty payment contingency	31,640	30,334
Unrecognized tax benefits	77,805	75,199
Other long-term liabilities	1,548	1,890
Shareholders' equity	224,848	175,545
Total liabilities and shareholders’ equity	$426,035	$354,161

(1)  The condensed consolidated balance sheet as of December 31, 2024 has been derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024.

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THERAVANCE BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(Unaudited)		(Unaudited)
Revenue:
Viatris collaboration agreement (1)	$18,695	$14,256	$34,083	$28,759
Licensing revenue	7,500	-	7,500	-
Total revenue	26,195	14,256	41,583	28,759

Costs and expenses:
Research and development (2)	10,490	9,954	21,942	18,922
Selling, general and administrative (2)	18,430	17,056	36,800	33,798
Impairment of long-lived assets (non-cash)	-	2,951	-	2,951
Total costs and expenses	28,920	29,961	58,742	55,671
Loss from operations	(2,725)	(15,705)	(17,159)	(26,912)
Net gain on realized contingent milestone and royalty assets	75,137	-	75,137	-
Interest expense (non-cash)	(663)	(644)	(1,306)	(1,273)
Interest income and other income, net	1,457	1,128	2,396	2,562
Loss before income taxes	73,206	(15,221)	59,068	(25,623)
Provision for income tax expense	(18,371)	(1,308)	(17,812)	(2,570)
Net income (loss)	$54,835	$(16,529)	$41,256	$(28,193)

Net income (loss) per share:
Net income (loss) per share - basic	$1.09	$(0.34)	$0.83	$(0.58)
Net income (loss) per share - diluted	$1.08	$(0.34)	$0.81	$(0.58)

Shares used to compute net income (loss) per share - basis	50,177	48,747	49,943	48,515
Shares used to compute net income (loss) per share - diluted	50,726	48,747	50,685	48,515

Non-GAAP net loss	$(4,225)	$(6,250)	$(12,843)	$(10,795)

(1) While Viatris, Inc. records the total YUPELRI net sales, the Company is entitled to a 35% share of the net profit (loss) pursuant to a co-promotion agreement with Viatris as presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2025	2024	2025	2024
YUPELRI net sales (100% recorded by Viatris)	$66,330	$54,530	$124,674	$109,756
YUPELRI net sales (Theravance Biopharma implied 35%)	23,216	19,085	43,636	38,415

(2) Amounts include share-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2025	2024	2025	2024
Research and development	$987	$1,151	$2,057	$2,616
Selling, general and administrative	3,556	4,225	7,363	7,988
Total share-based compensation expense	$4,543	$5,376	$9,420	$10,604

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THERAVANCE BIOPHARMA, INC.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Loss

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(Unaudited)		(Unaudited)
GAAP net income (loss)	$54,835	$(16,529)	$41,256	$(28,193)
Adjustments:
Licensing revenue (1)	(7,500)	-	(7,500)	-
Net gain on realized contingent milestone and royalty assets (1)	(75,137)	-	(75,137)	-
Non-cash impairment expense of long-lived assets (1)	-	2,951	-	2,951
Share-based compensation expense	4,543	5,376	9,420	10,604
Non-cash interest expense	663	644	1,306	1,273
Income tax expense	18,371	1,308	17,812	2,570
Non-GAAP net loss	$(4,225)	$(6,250)	$(12,843)	$(10,795)

(1) Non-recurring item

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